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                                                                   EXHIBIT 10.06

                            ASSET PURCHASE AGREEMENT
                            ------------------------



          THIS ASSET PURCHASE AGREEMENT is entered into this _____ day of ____________, 1997, by and among SHOPPERS SOURCE, a California corporation ("Buyer"), CYBER DEPOT, INC., a California corporation, ("Company"), and ROBERT
J. McNULTY, ("Shareholder"), with respect to the following facts:

          A.   Shareholder owns all the issued and outstanding stock of Company;

          B. Company owns and operates a consulting business ("Business") in the County of Los Angeles, State of California;

          C. Buyer desires to purchase from Company and Company desires to sell to Buyer, certain of the assets of Company.

          NOW, THEREFORE, the parties hereto agree as follows:

          1.  ASSETS PURCHASED AND LIABILITIES ASSUMED.
              ----------------------------------------

              1.1   Assets Purchase.  Upon the terms and conditions set forth
                    ---------------
herein, Company agrees to sell to Buyer and Buyer agrees to purchase from Company, on the Closing Date (as defined below) all of the following assets ("Assets"):

                    1.1.1 All hardware and software for creating a Web site to conduct commerce on the Internet (the "Web site");

                    1.1.2 All equipment and furnishings owned or leased by Company in connection with the Web site;

                    1.1.3  All contract rights in connection with the Web site;
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                    1.1.4  All other assets, properties and business of Company in connection with the Web site only as of the Closing Date, both tangible and intangible, real, personal and mixed, wherever located, whether or not reflected on the financial statements of Company and whether acquired prior to, on or subsequent to the date hereof.

              1.2   Title to Assets.  Company shall convey to Buyer good and
                    ---------------
marketable title of Company's assets, purchased hereunder, free and clear of any debts, liabilities, obligations, liens, claims or restrictions or encumbrances of any kind. Company and Shareholder shall, at or subsequent to the Closing Date, perform all acts and execute all assignments, documents of title and similar papers as may be reasonably required by Buyer to accomplish the transfer of Assets as described above, including but not limited to, a Bill of Sale in the form of Exhibit 1.2 attached hereto.

              1.3   Liabilities Assumed.  Buyer will not assume any debts,
                    -------------------
liabilities or obligations of Company and shall not be responsible for any debts, liabilities or obligations of Company whether accrued now or hereafter and whether known, unknown, contingent or otherwise. Except $20,000 owed to Lewis, D'Amato, Brisbois & Bisgaard, LLP.

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          2.   PURCHASE PRICE.
               --------------
          As consideration for the purchase of all of the Assets, Buyer shall pay to Company Five Hundred Thousand shares of the Series A Preferred stock of the Buyer.

               2.1 The purchase price is based on the parties' agreement that the assets of the Company have the values set forth above.

          3.   REPRESENTATIONS AND WARRANTIES OF COMPANY AND THE SHAREHOLDERS.
               --------------------------------------------------------------

          Company and the Shareholders jointly and severally represent and warrant to Buyer that:

               3.1  Corporate Status.  The Company is a corporation duly
                    ----------------
organized, validly existing and in good standing under the laws of the State of California, has all requisite power and authority to own, hold, lease or operate its properties and assets and to carry on its business as it is now being conducted and to enter into this Agreement, and is duly qualified and in good standing in each jurisdiction in which the nature of its properties, assets or business requires such qualification. The Company has no subsidiaries or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, partnership, association or other business.

               3.2  Stock of Company.  The authorized capital stock of the
                    ----------------
Company consists of 1,000,000 shares of common capital no par stock. The Company has outstanding 498,000 shares

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which are duly authorized, validly issued, fully paid and nonassessable.

Shareholder is the legal and beneficial owner of all the issued and outstanding stock of the Company and no other party has any right to assert an interest, inchoate or otherwise, in any shares of capital stock of the Company or in the ownership of the Company and there are no outstanding preemptive rights, rights of first refusal or similar rights relating to the capital stock of the Company.

               3.3  Authorization.  Upon execution, this Agreement shall
                    -------------
constitute a legal and valid obligation of Company and Shareholders enforceable against them in accordance with its terms except insofar as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally. No authorization or approval of or exemption of or filing or registration with any court, governmental agency, commission, board, bureau, instrumentality of government, or any party to any contract, agreement, lease, or other agreement or instrument to which Company or Shareholders are bound or by which any of their properties, assets or rights are bound or affected or any private regulatory body is necessary to authorize the execution or consummation of this Agreement by Company or Shareholders. All corporate or other acts and proceedings required for the authorization, execution and delivery of this Agreement have been lawfully and validly taken or will have been so taken prior to the Closing.

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               3.4  Marketable Title.  The Company has good and marketable title
                    ----------------
to Assets, free and clear of any imperfection of title, security interest, lien, claim or encumbrance of any kind. All tangible personal property included in the Assets owned, leased or used by the Company is in good working condition, normal wear and tear excepted.

               3.5  Insolvency.  Neither the Company nor Shareholder is
                    ----------
insolvent or bankrupt and there is no pending or threatened insolvency or bankruptcy proceeding of any kind affecting the Company or Shareholder or any of their assets, properties or business.

               3.6  Trademarks and other Intangibles.  Neither Shareholders nor
                    --------------------------------
the Company is aware of any impediment to the Company's rights to use such patents, trademarks, service marks, copyrights, licenses and other intangible rights or properties used in connection with the Assets. Company has not infringed, is not infringing, and has not received any notice of infringement of patents, trademarks or other intangible properties of others except as to the Domain name, which claim has been abandoned. To the best of Company's knowledge, no person or entity is infringing any trademarks or other intangible properties of Company.

          4.   REPRESENTATIONS AND WARRANTIES OF BUYER.
               ---------------------------------------

          Buyer represents and warrants that:

               4.1  Corporate Status.  Buyer is a corporation duly organized,
                    ----------------
validly existing and in good standing under the

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laws of the State of California, and has full corporate powers and authority to own its assets and to carry on its business as heretofore conducted.

               4.2  Authorization.  The execution and delivery of this Agreement
                    -------------
on behalf of Buyer have been fully authorized and approved by all requisite corporate action and the Agreement shall constitute a legal and valid obligation of Buyer enforceable against it in accordance with its terms except insofar as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally. No approval of any court or governmental agency is necessary to authorize the execution or consummation of this Agreement by Buyer.

               4.3  Other Instruments.  Neither the execution nor the
                    -----------------
consummation of this Agreement constitutes a breach (with or without notice or lapse of time) of any term or provision of the Articles of Incorporation or By-Laws of Buyer or of any contract or commitment to which Buyer is a party or by which Buyer or its properties or assets are bound or does or will result in the creation or imposition of any lien, encumbrance, charge, equity or restriction of any nature whatsoever in favor of any third party upon any assets of Buyer.

               4.4  Full Disclosure.  No representation or warranty made by
                    ---------------
Buyer and no certificate or document furnished or to be furnished to Sellers pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits

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or will omit to state a material fact necessary to make the statements contained herein or therein in light of the circumstances under which they are made, not misleading.

               4.5  Insolvency.  Buyer is not insolvent or bankrupt and there is
                    ----------
no pending or threatened insolvency or bankruptcy proceeding of any kind affecting Buyer or any of its assets, properties, or business.

               4.6  Survival.  Each representation and warranty of Buyer shall
                    --------
be true as of the date of this Agreement and at Closing and shall survive the Closing.

          5.   CLOSING.
               -------
          "Closing" shall mean the consummation of the transactions contemplated by this Agreement and shall occur on the Closing Date.

               5.1  Time and Place.  The Closing hereunder shall take place at
                    --------------
the offices of Company on or before ____________, 1997, at __ .m. or at such other time and place as may be mutually agreed upon in writing between the parties ("Closing Date").

               5.2  Postponement.  Either Buyer or Company may postpone the
                    ------------
Closing Date for a reasonable period if necessary to enable the performance of any obligations hereunder.

          6.   MISCELLANEOUS.
               -------------

               6.1  Notices.  Any and all notices, demands or other
                    -------
communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made

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to another party if given by personal delivery, telex, facsimile, telegram or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication be given by personal delivery, telex, facsimile, telegram, service shall be conclusively deemed made at the time of receipt. If such notice, demand or other communication be given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

          If to Company:            __________________________
                                    __________________________
                                    __________________________
                                    _________


          If to Shareholder:        __________________________
                                    __________________________
                                    __________________________

          If to Buyer:              __________________________
                                    __________________________
                                    __________________________
                                    _________

Any party hereto may change its address for the purpose of receiving notices, demands and other communications as herein provided by a written notice given in the manner aforesaid to the other party or parties hereto.

               6.2  Modifications or Amendments.  No amendment, change or
                    ---------------------------
modification of this document shall be valid unless in writing and signed by all of the parties hereto.

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               6.3  Waiver.  No reliance upon or waiver of one or more
                    ------
provisions of this Agreement shall constitute a waiver of any other provisions hereof.

               6.4  Successors and Assigns.  All of the terms and provisions
                    ----------------------
contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

               6.5  Separate Counterparts.  This document may be executed in one
                    ---------------------
or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts shall, together, constitute and shall be one and the same instrument.

               6.6  Captions.  The captions appearing at the commencement of the
                    --------
paragraphs hereof are descriptive only and are for convenience in reference. Should there be any conflict between any such caption and the paragraph at the head of which it appears, the paragraph and not such caption shall control and govern in the construction of this document.

               6.7  Further Assurances.  Each of the parties hereto shall
                    ------------------
execute and deliver any and all additional papers, documents, and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

               6.8  Applicable Law and Severability.  This document shall, in
                    -------------------------------
all respects, be governed by the laws of the

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State of California applicable to agreements executed and to be wholly performed within the State of California. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision contained herein and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail but the provision of this document which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law.

               6.9  Enforceability.  It is agreed that the rights granted to the
                    --------------
parties hereunder are of a special and unique kind and character and that, if there is a breach by any party of any material provision of this document, the other party or parties would not have any adequate remedy at law. It is expressly agreed, therefore, that the rights of the parties hereunder may be enforced by an action for specific performance and such other equitable relief as is provided under the laws of the State of California.

               6.10 Resolution of Disputes.  Any and all disputes hereunder
                    ----------------------
shall be resolved by reference or arbitration. Any party hereto electing to commence an action shall give written notice to the other parties hereto of such election. Thereupon, if reference is elected by the party commencing the action, the claim ("Reference Matter") shall be settled by reference in accordance with the provisions of California Code of Civil

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Procedure Sections 638 et seq. The parties shall agree on the referee within the ten (10) day interval following the service of such written notice. In the absence of such agreement, either party may apply to the Presiding Judge of the Los Angeles County Superior Court for the appointment of the referee who shall be a retired judge of the California Superior Court. If arbitration is selected by the party commencing the action, the claim ("Arbitration Matter") shall be settled by arbitration in accordance with the then rules of the American Arbitration Association ("AAA"), provided, however, that the AAA shall be directed by the parties to appoint or designate a single arbitrator who is a retired judge of the Superior Court of the State of California. The referee or arbitrator shall diligently pursue determination of any Reference or Arbitration Matter under consideration and shall render his decision within one hundred twenty (120) days after the referee or arbitrator is selected. The award of such arbitrator may be confirmed or enforced in any court of competent jurisdiction. The costs and expenses of the referee or arbitrator, including the attorneys' fees and costs of each of the parties, [shall be apportioned between the parties by such referee or arbitrator's, as the case may be, based upon such referee's or arbitrator's determination of the merits of their respective positions.] With respect to such reference, the parties shall have all rights of discovery available pursuant to the California Code of Civil Procedure, and they hereby

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incorporate the provisions of California Code of Civil Procedure Section 1283.05
into this Agreement.

               6.11 Attorney's Fees and Costs.  In the event any action or
                    -------------------------
arbitration is instituted by a party hereto to enforce any of the terms or provisions hereof, the prevailing party in such action or arbitration shall be entitled to such reasonable attorneys' fees, costs and expenses (including the costs of the arbitrator) as may be fixed by the Court or arbitrator.

               6.12 Entire Agreement.  This document, together with any related
                    ----------------
documents referred to in this Agreement, constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement, and any and all prior agreements, understandings or representations are hereby terminated and canceled in their entirety.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.


CYBER DEPOT, Inc., a                    SHOPPERS SOURCE, a
California corporation                  California corporation



By /s/ ROBERT J. McNULTY                By /s/ ROBERT J. McNULTY
  --------------------------              ------------------------------
        "Company"                                 "Buyer"


                                        ROBERT J. McNULTY



                                        By /s/ ROBERT J. McNULTY
                                          ------------------------------
                                                "Shareholder"

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